Exhibit it 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this registration statement on Amendment No. 1 to Form S-4 and the related prospectus and proxy statement of our report dated March 30, 2023, relating to the consolidated financial statements of LINKBANCORP, Inc. appearing in the prospectus and proxy statement contained in this registration statement.

We also consent to the reference to us under the heading “Experts” in the prospectus and proxy statement, which is part of this registration statement.

/s/ S.R. Snodgrass, P.C.

Cranberry Township, Pennsylvania

May 9, 2023